                                   Exhibit 5
                                   ---------

             Opinion of Alston & Bird LLP regarding the legality of
                        the securities being registered

                               Alston & Bird LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-4777
                                 www.alston.com



                                January 16, 2001

Global Payments Inc.
Four Corporate Square
Atlanta, Georgia 30329-3010

      Re: Registration Statement on Form S-8 for the
          Global Payments Inc. Amended and Restated 2000 Long-Term Incentive
          Plan
          Global Payments Inc. 2000 Employee Stock Purchase Plan
          Global Payments Inc. Amended and Restated 2000 Non-Employee Director Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to Global Payments Inc., a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 7,200,000 shares (the "Shares") of the Company's Common Stock, no par value, which may be offered and sold by the Company upon the grant or exercise of awards, or the purchase of shares, under the Global Payments Inc. Amended and Restated 2000 Long-Term Incentive Plan, the Global Payments Inc. 2000 Employee Stock Purchase Plan, or the Global Payments Inc. Amended and Restated 2000 Non-Employee Director Stock Option Plan (the "Plans"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of the Commission's Regulation S-K.

     We have examined the Articles of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

          1211 East Morehead Street             3605 Glenwood Avenue         601 Pennsylvania Avenue, N.W.
             P. O. Drawer 34009                  P. O. Drawer 31107           North Building, 11/th/ Floor
          Charlotte, NC 28234-4009              Raleigh, NC 27622-1107          Washington, DC 20004-2610
                704-331-6000                             919-420-2200                202-756-3300
              Fax: 704-334-2014                  Fax: 919-420-2260                 Fax: 202-756-3333

Global Payments Inc.
January 16, 2001


     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that the Shares to be issued upon grant or exercise of awards, or to be purchased, under the Plans are duly authorized and, when issued by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                              Sincerely,

                                              ALSTON & BIRD LLP


                                              By:   /s/ Laura G. Thatcher
                                                 ------------------------
                                                     A Partner